EXHIBIT 21






                       State of Subsidiary


                          Incorporation


                     THE QUAKER OATS COMPANY



           ACTIVE DOMESTIC SUBSIDIARIES AS OF 12/31/97



Subsidiary                                     State of Incorporation

Ardmore Farms, Inc.                            Pennsylvania

Arnie's Bagelicious Bagels, Inc.               Delaware

Continental Coffee Products Company            Delaware

The Gatorade Company                           Delaware

Gatorade Puerto Rico Company                   Delaware

Golden Grain Company                           California

Grocery International Holdings, Inc.           Delaware

Liqui-Dri Foods, Inc.                          Kentucky

QO Acquisition Corp.                           Delaware

QO Coffee Holdings, Inc.                       Delaware

Quaker Custom Foods, Inc.                      Delaware

Quaker Latin America, Inc.                     Delaware

Quaker Oats Asia, Inc.                         Delaware

Quaker Oats Europe, Inc.                       Illinois

Quaker Oats Holdings, Inc.                     Delaware

Quaker Oats Music, Inc.                        Delaware

Quaker Oats Phillipines, Inc.                  Delaware

Quaker South Africa, Inc.                      Delaware

Stokely-Van Camp, Inc.                         Indiana





           ACTIVE FOREIGN SUBSIDIARIES AS OF 12/31/97

Subsidiary                                         Country

Elaboradora Argentina de Cereales, S.A.            Argentina

The Gatorade Company of Australia Pty. Ltd.        Australia

Quaker Oats Australia, Pty. Ltd.                   Australia

Quaker Oats Foreign Sales Corp.                    Barbados

QUIC Ltd.                                          Bermuda

Quaker Brasil, Ltda.                               Brazil

The Quaker Oats Company of Canada Limited          Canada

Quaker de (Chile) Ltda.                            Chile

Guangzhou Quaker Oats Food and Beverage Co. Ltd.   China

Productos Quaker, S.A.                             Colombia

Quaker Oats Limited                                England

Quaker Trading Limited                             England

The Quaker Beverages GmbH                          Germany

Quaker Beverages Italia, S.p.A.                    Italy

Quaker Oats Japan, Ltd.                            Japan

Quaker Products (Malaysia) Sdn. Bhd.               Malaysia

Productos Quaker de Mexico, S.A. de C.V.           Mexico

Quaker de Mexico, S.A. de C.V.                     Mexico

Quaker Oats B.V.                                   The Netherlands

QO Puerto Rico, Inc.                               Puerto Rico

Quaker Bebidas, S.L.                               Spain

Productos Quaker, C.A.                             Venezuela


                        DOMESTIC JOINT VENTURES

Rhone Poulenc                      The Quaker Oats Company       50%
                                   Rhone Poulenc                 50%

Uni-Quaker Ltd. South Africa       Quaker South Africa, Inc.     50%
                                   Uni-mill Pty. Ltd.            50%



                        FOREIGN JOINT VENTURES

P.T. Gatorade Indonesia            The Quaker Oats Company           90%
                                   P.T. AdeS Alfinda Putrasetia      10%

Shanghai Guan Sheng Yuan Quaker    The Quaker Oats Company           70%
Oats Co. Ltd.                      Guan Sheng Yuan                   30%

Shanghai Quaker Oats Beverages     The Quaker Oats Company           80%
Co. Ltd.                           Shanghai Bomy Foodstuffs Co. Ltd. 10%
                                   Chou Chin Industrial (H.K.) Ltd.  10%